UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2021
_____________________________
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Chief Financial Officer and Interim Principal Financial and Accounting Officer
Appointment of Chief Financial Officer
On November 2, 2021, the Board of Directors (the “Board”) of MediaAlpha, Inc. (the “Company”), approved the appointment of Patrick R. Thompson, age 42, as the Company’s Chief Financial Officer and Treasurer, effective as of December 6, 2021 (the “Effective Date”), and the Company and Mr. Thompson entered into an Employment Agreement in connection with his appointment (the “Employment Agreement”), the terms of which are described in more detail in Item 5.02(e) of this Current Report on Form 8-K below. A copy of the press release issued by the Company on November 3, 2021 announcing Mr. Thompson’s appointment is attached hereto as Exhibit 99.1.
Since September 2010, Mr. Thompson has served at Expedia Group, Inc., a global online travel company, in various senior financial roles, including as Chief Financial Officer, Retail from March 2021 to the present and Interim Head, Investor Relations from January 2021 to the present, as Senior Vice President, Corporate Finance from 2019 to 2021, as Vice President, Corporate Financial Planning & Analysis from 2018 to 2019, as Vice President, Strategy and Analytics, Expedia Partner Solutions from 2016 to 2018, and as Vice President, Corporate Development from 2015 to 2016. Prior to joining Expedia, Mr. Thompson served as a management consultant at Bain & Company, Inc., a leading management consulting firm, and as an associate at Bain Capital LP, a global alternative investment firm. Mr. Thompson received his B.A. in Physics and Mathematics from Bowdoin College and his M.B.A. from the Tuck School of Business.
There is no arrangement or understanding between Mr. Thompson and any other persons in connection with Mr. Thompson’s appointment as the Company’s Chief Financial Officer and Treasurer (other than the Employment Agreement), there are no family relationships between Mr. Thompson and any director or executive officer of the Company, and Mr. Thompson does not have any transactions reportable under Item 404(a) of Regulation S-K.
Appointment of Interim Principal Financial and Accounting Officer
On November 2, 2021, the Board approved the appointment of Cort A. Carlson, age 55, as the Company’s Interim Principal Financial Officer and Interim Principal Accounting Officer, from such date through the Effective Date.
Since July 2020, Mr. Carlson has served as Vice President and Corporate Controller of the Company. Prior to joining the Company, Mr. Carlson served as Vice President and Corporate Controller of The Trade Desk, Inc., a digital advertising technology company, from 2018 to 2019, as Senior Vice President and Corporate Controller of Deluxe Entertainment Services Group, a global provider of digital services and technology solutions for content creation and delivery, from July 2017 to December 2017, and as Senior Vice President and Principal Accounting Officer of Connexity, Inc., an integrated marketing services company, from 2012 to 2016. In addition, Mr. Carlson served in financial and accounting roles with United Online, Inc. and THQ, Inc., and as an auditor with Grant Thornton LLP. Mr. Carlson received his undergraduate degree in Accounting from California State University, Northridge, and is a Certified Public Accountant.
There is no arrangement or understanding between Mr. Carlson and any other persons in connection with his appointment as Interim Principal Financial Officer and Interim Principal Accounting Officer, there are no family relationships between Mr. Carlson and any director or executive officer of the Company, and Mr. Carlson does not have any transactions reportable under Item 404(a) of Regulation S-K.
(e) Compensatory Arrangements of Chief Financial Officer
Employment Agreement with Patrick R. Thompson
On November 2, 2021, the Company and QuoteLab, LLC, a subsidiary of the Company, entered into the Employment Agreement with Mr. Thompson in connection with his appointment as Chief Financial Officer and Treasurer of the Company. The Employment Agreement has an initial three-year term commencing on the Effective Date and expiring on December 6, 2024, and will renew automatically for additional one-year terms unless the Company or Mr. Thompson elects not to renew the Employment Agreement by providing written notice to the other party at least 60 days prior to the expiration of the then-current term.

The Employment Agreement provides that Mr. Thompson will be (a) paid an annual base salary of $450,000, which will be reviewed annually, and may be increased but not decreased, (b) eligible to receive annual incentive bonuses under the Company’s annual bonus program applicable to its senior executive officers, as established by the Compensation Committee of the Board, with his target incentive amount set at $275,000, which target incentive will automatically be increased proportionately upon any increase in his base salary, and (c) eligible to receive annual equity awards beginning in calendar year 2023. The Employment Agreement also provides that Mr. Thompson will be eligible to receive (i) employee benefits generally provided to other full-time executive officers of the Company, and (ii) reimbursement by the Company of legal fees reasonably incurred in the negotiation of the Employment Agreement up to a maximum of $15,000.
The Employment Agreement also provides that, upon the Effective Date, the Company will grant Mr. Thompson the following initial awards of restricted stock units (“RSUs”):
1. A RSU award covering a number of shares of the Company’s Class A common stock having a total grant date value equal to $2,500,000, which award will vest over a four-year period, with 25% of such RSUs vesting on November 15, 2022 and the remaining RSUs vesting in equal quarterly installments thereafter, subject to Mr. Thompson’s continued employment through the relevant vesting dates (the “Initial Award”); and
2. A RSU award covering a number of shares of the Company’s Class A common stock having a total grant date value equal to $2,750,000, which award will vest over a two-year period, subject to Mr. Thompson’s continued employment through the relevant vesting dates (the “Additional Award”).
The numbers of shares of the Company’s Class A common stock subject to the Initial Award and the Additional Award will be determined by dividing the applicable grant date value by the volume-weighted average price of the Company’s Class A common stock for the four-week period ended the day immediately preceding the Effective Date.
The Employment Agreement provides that, if Mr. Thompson’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), or if he resigns for Good Reason (as defined in the Employment Agreement), or due to the expiration and non-renewal by the Company of the term of the Employment Agreement (each, a “Qualifying Termination”), then, subject to the execution of a release of claims against the Company, he will be entitled to receive (i) a severance payment in the form of continued salary payments in an amount equal to 12 months of his monthly base salary, (ii) his target annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination (subject to a six-month minimum), payable in installments over the severance period, (iii) accelerated vesting of any unvested portion of the Additional Award as of the termination date, and (iv) continued payment of Company contributions to the cost of health insurance for Mr. Thompson and his dependents for a period of 12 months following his termination date.
The Employment Agreement also provides that, in the event of a Qualifying Termination within three months preceding or 12 months following a change in control of the Company (as defined in the Company’s Omnibus Incentive Plan), he will be entitled to the same benefits and payments described above, and the following additional benefits: (i) an additional severance payment equal to six (6) months of his monthly base salary, which amount, together with any unpaid portion of his severance and target bonus set forth in the preceding paragraph, will be payable in a lump sum upon the later to occur of his termination date or such change in control, (ii) accelerated vesting of all time-based equity awards held by him, and (iii) continued payment of Company health insurance contributions for an additional six months.
The Employment Agreement includes an indefinite confidentiality covenant, a non-competition covenant during the term of employment and a non-solicitation of employees and customers covenant during the term of employment and for a period of two years following termination of employment.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Upon the commencement of his employment, the Company will also enter into an Indemnification Agreement with Mr. Thompson in substantially the form previously entered into with the Company’s directors. The Indemnification Agreement will require the Company to indemnify Mr. Thompson to the fullest extent permitted under the Delaware General Corporate Law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mr. Thompson dated November 2, 2021.
99.1	Press release dated November 3, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: November 3, 2021	By:	/s/ Jeffrey Coyne
		Name:	Jeffrey Coyne
		Title:	General Counsel & Secretary